SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                October 25, 1996


                         CAPITAL SAVINGS BANCORP, INC.
________________________________________________________________________________
             (Exact name of Registrant as specified in its Charter)


     Delaware                       0-22656                        43-1656529
________________________________________________________________________________
  (State or other            (Commission File No.)                (IRS Employer
   jurisdiction of                                                Identification
   incorporation)                                                     Number)


  425 Madison Street,       Jefferson City, Missouri                    65101
________________________________________________________________________________
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (573) 635-4151
________________________________________________________________________________


                                       N/A
________________________________________________________________________________
          (Former name or former address, if changed since last report)

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Item 5.  Other Events
_____________________

     On October 25, 1996, the Registrant issued the attached press release, announcing the declaration of a two-for-one stock dividend, a first quarter cash dividend and first quarter earnings.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
________________________________________________________________________________

    (c)  Exhibits:

     Exhibit 99 - Press Release dated October 25, 1996.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CAPITAL SAVINGS BANCORP, INC.



Date:  November 7, 1996                 By:  /S/LARRY V. SCHEPERS
                                             ___________________________________
                                             Larry V. Schepers
                                             President and
                                             Chief Executive Officer

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                                  EXHIBIT INDEX


Exhibit
Number                            Description
_______                           ___________

  99          Press release dated October 25, 1996 announcing
              Capital Savings Bancorp, Inc.'s declaration of a
              2-1 stock dividend, a first quarter cash dividend and first quarter earnings.

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                                  NEWS RELEASE

For Immediate Release                   For More Information
October 25, 1996                        Contacts:  Larry Schepers, President/CEO
                                                   Dave Meyer Investor Relations
                                                   (573)635-4151


         CAPITAL SAVINGS BANCORP, INC. ANNOUNCES A 2-FOR-1 STOCK SPLIT,
           A 33% INCREASE IN CASH DIVIDEND AND FIRST QUARTER EARNINGS

     Capital Savings Bancorp, Inc.(NASDAQ-CAPS), holding company for Capital Savings Bank Jefferson City, Missouri, today announced that its Board of Directors approved a 2-for-1 stock split, effective in the form of a 100% stock dividend. Each shareholder of record will receive one additional share for each share owned. The Board also declared a cash dividend of $.12 per share on the pre-split shares, which represents a 33% increase from $.09 per share paid in the previous quarter. The $.12 per share quarterly dividend equates to $.06 per share following the stock split. Both the stock split and the quarterly dividend will be payable November 22, 1996, to shareholders of record at the close of business on November 8, 1996.

     Larry V. Schepers, president and chairman of the Board, said, "The stock split is intended to increase the liquidity of our shares in the market place, thereby permitting our shareholders to more actively trade their stock. It will also make our stock more affordable to individual investors. After the split, we will have more than 1.8 million shares outstanding."

     Capital Savings Bancorp also reported earnings for the first quarter ended September 30, 1996. Net income for the quarter was ($125,000) or ($.13) per share. However, excluding the impact of the Savings Association Insurance Fund ("SAIF") of the FDIC assessment explained below, quarterly income was $467,000, or $.50 per share as compared to income of $444,000, or $.45 per share earned during the same period in 1995.

     On September 30, 1996, an omnibus appropriations bill affecting all savings associations nationwide was signed into law. Mr. Schepers stated that "this legislation requires a special one-time assessment of approximately 65.7 cents per $100 of SAIF insured deposits held by the Bank at March 31, 1995." The one-time special assessment will result in a tax affected charge to earnings of approximately $590,000, or 63 cents per share during the quarter ended September 30, 1996. The legislation is intended to fully capitalize the SAIF fund. Based on the Bank's current deposit level, after tax savings for the Company would be approximately $158,000, or 17 cents per pre-split share, per year in federal deposit insurance premiums as a result of the recapitalization plan.

     The Corporation's total assets increased $13.3 million, or 6.1%, to $231.2 million at September 30, 1996 as compared to $218.0 million at June 30, 1996. Asset growth was primarily due to loan originations, loan purchases and security purchases during the past quarter which were funded with advances from the Federal Home Loan Bank and growth deposits. Stockholders' equity was $19.5 million, or 8.4% of total assets at September 30, 1996 as compared to $20.5 million, or 9.4% of total assets at June 30, 1996.

     Total shares outstanding at September 30, 1996 were 938,000, including all unallocated shares of the Employee Stock Ownership Plan. During the quarter ended September 30, 1996, Capital Savings Bancorp, Inc. shares traded between $18.00 and $22.50.

     Capital Savings serves the Mid-Missouri market with full-service offices located in Jefferson City, Rolla, Eldon, California, Owensville, and Fulton. The Bank also maintains an agency office in Versailles. Its deposits are insured by the FDIC.
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
CAPITAL SAVINGS BANCORP, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS
(dollars in 000's except for the per share amounts) (unaudited)
                                                                   SAIF ASSESSMENT
                                                                      EXCLUDED
                                          Three Months Ended     THREE MONTHS ENDED     Three Months Ended
                                             Sept. 30, 1996        Sept. 30, 1996          Sept. 30, 1995
INCOME STATEMENT
  Interest income                                    $4,289                 $4,289                 $3,600
  Interest expense                                    2,508                  2,508                  2,009
                                              _____________        _______________          _____________
     Net interest income                              1,781                  1,781                  1,591

  Provision for loan losses                              30                     30                     30
  Noninterest income                                    237                    237                    161
  Noninterest expense                                 2,186                  1,227                    997
  Income tax expense                                    (73)                   294                    281
                                              _____________        _______________          _____________
     Net income                                       ($125)                  $467                   $444

  Primary earnings per share                         ($0.13)                 $0.50                  $0.45
  Weighted average shares and
    equivalents outstanding(primary)                930,316                930,316                979,926
                                                                   SAIF ASSESSMENT
                                                                      EXCLUDED
                                           Three Months Ended     THREE MONTHS ENDED     Three Months Ended
                                             Sept. 30, 1996         Sept. 30, 1996         Sept. 30, 1995
FINANCIAL RATIOS
  Return on assets                                   -0.22%                  0.83%                  0.94%
  Return on equity                                   -2.50%                  9.34%                  8.92%
  Net interest margin                                 3.27%                  3.27%                  3.48%
  Net interest spread                                 2.89%                  2.89%                  2.86%
  Operating expense/average assets                    3.89%                  2.19%                  2.11%
  Efficiency Ratio                                     n/a                  60.80%                 56.91%

Financial Ratios are annualized and based on average assets or average equity for the period.

                                             Sept. 30, 1996                                June 30, 1996
BALANCE SHEET
  Total assets                                     $231,245                                     $217,954
  Loans receivable, net                             176,007                                      166,623
  Investment securities                              18,418                                       16,046
  Mortgage-backed securities                         28,162                                       28,339
  Total deposits                                    154,436                                      152,345
  Total borrowings                                   53,000                                       42,000
  Total stockholders' equity                         19,524                                       20,481
  Capital to assets                                   8.44%                                        9.40%
  Total common shares outstanding                   938,000                                      987,179
  Book value per share                               $20.81                                       $20.75
                                             Sept. 30, 1996                                June 30, 1996
ASSET QUALITY
  Non-accrual loans                                    $204                                         $252
  Foreclosed assets                                      81                                           44
  Accruing loans more than 90 days past due             188                                          211
                                             ______________                                _____________
  Total nonperforming assets                           $473                                         $507
  Nonperforming assets/total assets                   0.20%                                        0.23%